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EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-64353, 333-04417, 333-28121, 333-34310, 333-34396 and 333-89957 on Form S-8;
Registration Statement No. 333-44935 on Form S-4; and Registration Statement No. 333-74910 on Form S-3 of Fiserv, Inc. of our reports dated January 25, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP
    ----------------------
    DELOITTE & TOUCHE LLP
    Milwaukee, Wisconsin
    February 26, 2002